Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-167204, 333-146354, 333-139416, 333-109556 and 333-106434) and Forms S-8 (Nos. 333-133058, 333-122818, 333-117734, 333-113938, 333-105538, 333-89834, 333-61334 and 333-53530) of Vermillion, Inc. of our report dated February 25, 2011, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 25, 2011